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                                             Exhibit A

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                       NEES Energy, Inc.
                   Consolidated Balance Sheet
                     (Thousands of Dollars)
                      As of March 31, 1999
               (Unaudited, Subject to Adjustment)
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ASSETS
------
Current assets:
  Cash                                                   $  6,899
  Accounts receivable and unbilled revenue, less
     reserves of $1,273                                    54,539
  Inventory                                                 8,441
  Prepaid and other current assets                         10,828
                                                         --------
  Total current assets                                     80,707
                                                         --------
Fixed assets                                               13,303
Less accumulated depreciation                             (1,652)
                                                         --------
  Net fixed assets                                         11,651
                                                         --------

Other investments                                             777
Goodwill, net of amortization                              92,594
Deferred federal and state income taxes                       823
Other assets                                                3,488
                                                         --------
                                                         $190,040
                                                         ========

LIABILITIES AND CAPITALIZATION
------------------------------

Current liabilities:
  Long term debt due in one year                         $    308
  Accounts payable (including $522 to affiliates)          15,941
  Accrued liabilities                                      20,970
                                                         --------
  Total current liabilities                                37,219

Long term debt                                                748
Other long-term liabilities                                 7,718
                                                         --------
  Total liabilities                                        45,685
                                                         --------
Parent company's investment:
  Subordinated notes payable to parent                    155,887
  Common stock, par value $1 per share                          1
  Other paid-in capital                                    10,805
  Accumulated deficit                                     (22,338)
                                                         --------
  Total parent company's investment                       144,355
                                                         --------
                                                         $190,040
                                                         ========

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